EXHIBIT 99.1

Nanophase Reports Revenue of $5.2 Million for the First Six Months of 2012

Company Raises $2.2 Million in Stockholder Rights Offering

ROMEOVILLE, Ill., Aug. 1, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported revenue of $2.8 million for the second quarter and revenue of $5.2 million for the six month period ended June 30, 2012.

Nanophase CEO and President Jess Jankowski commented, "Our 2012 goal is to report a third consecutive year of revenue growth and an improved bottom line – we are well on the way. Comparable revenue for the first six months of 2011 was front loaded as manufacturers of personal care products purchased inventory for manufacture of their seasonal products. Expanding commercial markets and new product introductions are expected to more evenly distribute our quarterly revenue stream while providing an uptrend in sales and continued bottom-line improvement over the third and fourth quarters."

Second Quarter 2012 Financial Highlights

  Revenue for the second quarter was $2.8 million compared to revenue of $2.9 million for the comparable 2011 quarter. More importantly, second quarter revenue increased $400,000 over revenue reported for the first quarter – a 16 percent increase.

  The net loss for the quarter was $400,000, or a loss of $0.02 per share, compared to a net loss $500,000, or $0.02 per share, for the comparable 2011 quarter.

  The Company finished the quarter with approximately $2.7 million in cash and cash equivalents on the balance sheet; the company has no debt. Our fully subscribed stockholder rights offering concluded during July 2012 and has increased cash an additional $2.2 million for a total cash position of approximately $5 million as of July 31, 2012.

Six months ended June 30, 2012 Financial Highlights

  Revenue for the first six months of 2012 was $5.2 million, down eight percent when compared to $5.7 million in the first six months of 2011.

  The net loss for the six month period ended June 30, 2012 was $1.2 million, or a loss of $0.05 per share, compared to a net loss of $1.1 million, or $0.05 per share, for the comparable 2011 period.

The Company also announced that it has entered a collaboration to investigate aspects of engineered nanoparticle dispersions in polishing applications. According to Jankowski, Nanophase approached Lewis University for its expertise in particles and precision polishing and provided a grant, which will be used to support applications-specific research related to Nanophase's business development activities that would be impossible for us to undertake with existing internal resources.

Jankowski added, "The project, initiated by Nanophase Vice President of Research and Development, Dr. Patrick Murray, will be valuable in helping Nanophase to validate its product technology, potentially reducing time-to-market, while continuing to build relationships with the external scientific community."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Second Quarter 2012 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's CEO and President, is scheduled for August 2, 2012, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 98795716. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2012. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	June 30, 2012 (Unaudited)	December 31, 2011

Current assets:
Cash and cash equivalents	$ 2,665,648	$ 2,693,623
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on June 30, 2012 and December 31, 2011	1,206,255	878,600
Other receivable	9,122	13,712
Inventories, net	1,039,094	1,338,210
Prepaid expenses and other current assets	426,449	391,466
Total current assets	5,376,568	5,345,611

Equipment and leasehold improvements, net	3,382,135	3,713,082
Other assets, net	31,078	32,318
	$ 8,789,781	$ 9,091,011

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	33,405	--
Deferred other revenue	135,999	--
Accounts payable	726,074	319,706
Accrued expenses	465,479	383,425
Accrued discount liabilities	74,199	116,103
Total current liabilities	1,435,156	819,234

Long-term portion of capital lease obligations	80,303	--
Long-term deferred rent	636,945	647,404
Asset retirement obligation	151,174	148,515
	868,422	795,919

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,208,162 shares issued and outstanding on June 30, 2012 and December 31, 2011, respectively	212,082	212,082
Additional paid-in capital	93,233,880	93,070,979
Accumulated deficit	(86,959,759)	(85,807,203)
Total stockholders' equity	6,486,203	7,475,858
	$ 8,789,781	$ 9,091,011

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue:
Product revenue, net	$ 2,702,682	$ 2,835,357	$ 5,032,975	$ 5,541,790
Other revenue	80,111	87,851	159,156	167,104
Total revenue	2,782,793	2,923,208	5,192,131	5,708,894

Operating expense:
Cost of revenue	1,932,368	1,943,429	3,778,019	3,805,088
Gross profit	850,425	979,779	1,414,112	1,903,806

Research and development expense	414,051	459,996	813,665	861,021
Selling, general and administrative expense	812,850	1,049,892	1,757,165	2,127,589
Loss from operations	(376,476)	(530,109)	(1,156,718)	(1,084,804)
Interest income	--	1,444	--	3,338
Interest expense	(1,932)	(900)	(3,037)	(1,798)
Other, net	(26)	--	7,199	(43)
Loss before provision for income taxes	(378,434)	(529,565)	(1,152,556)	(1,083,307)
Provision for income taxes	--	--	--	--
Net loss	$ (378,434)	$ (529,565)	$ (1,152,556)	$ (1,083,307)

Net loss per share- basic and diluted	$ (0.02)	$ (0.02)	$ (0.05)	$ (0.05)

Weighted average number of common shares outstanding	21,208,162	21,204,162	21,208,162	21,204,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS -- EXPANDED SCHEDULE

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue:
Product revenue, net	$ 2,702,682	$ 2,835,357	$ 5,032,975	$ 5,541,790
Other revenue	80,111	87,851	159,156	167,104
Total revenue	2,782,793	2,923,208	5,192,131	5,708,894

Operating expense:
Cost of revenue detail:
Depreciation	197,714	223,220	398,393	445,344
Non-Cash equity compensation	8,894	12,732	17,383	23,268
Other costs of revenue	1,725,760	1,707,477	3,362,243	3,336,476
Cost of revenue	1,932,368	1,943,429	3,778,019	3,805,088
Gross profit	850,425	979,779	1,414,112	1,903,806

Research and development expense detail:
Depreciation	33,755	35,874	66,350	71,946
Non-Cash equity compensation	22,782	26,936	44,539	48,228
Other research and development expense	357,514	397,186	702,776	740,847
Research and development expense	414,051	459,996	813,665	861,021

Selling, general and administrative expense detail:
Depreciation and amortization	20,622	22,746	41,060	46,474
Non-Cash equity compensation	45,915	52,354	98,076	129,634
Other selling, general and administrative expense	746,313	974,792	1,618,029	1,951,481
Selling, general and administrative expense	812,850	1,049,892	1,757,165	2,127,589
Loss from operations	(376,476)	(530,109)	(1,156,718)	(1,084,804)
Interest income	--	1,444	--	3,338
Interest expense	(1,932)	(900)	(3,037)	(1,798)
Other, net	(26)	--	7,199	(43)
Loss before provision for income taxes	(378,434)	(529,565)	(1,152,556)	(1,083,307)
Provision for income taxes	--	--	--	--
Net loss	$ (378,434)	$ (529,565)	$ (1,152,556)	$ (1,083,307)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,932	(544)	3,037	(1,540)
Addback Depreciation/Amortization	252,091	281,840	505,803	563,764
Addback Non-Cash Equity Compensation	77,591	92,022	159,998	201,130

Adjusted EBITDA	$ (46,820)	$ (156,247)	$ (483,718)	$ (319,953)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708